                             AMENDMENT TO LEASE AGREEMENT
                                  DATED MAY 25, 1995


     THIS IS AN AMENDMENT to that Lease Agreement dated May 25, 1995 by and between Firouz D. Memarzadeh and Farah R. Memarzadeh, husband and wife dba PARS Asset Management Company and SBS Engineering, Inc. ("Tenant").

                                      WITNESSETH:

     WHEREAS, PARS Asset Management Company and SBS Engineering, Inc. entered into a Lease Agreement dated May 25, 1995 ("Agreement").

     WHEREAS, PARS Sorrento Valley Science Park I LLC, a California limited liability company ("Landlord") is the current owner of American Financial Center-5 and has been assigned all rights, title and interest in the Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed that the Agreement is hereby modified, amplified, and amended in the following respects, effective September 1, 1996.

     The parties agree as follows:

     1. Tenant hereby expands its lease to occupy a portion of Suite 300 ("Expansion Space") comprising 3,484 Rentable Square Feet ("RSF") as shown on attachment "A" for a one-year term.

     2. Commencement date of the Expansion Space shall be September 1, 1996.

     3. Termination date of the Expansion Space shall be August 31, 1997.

     4. The rental rate for the Expansion Space shall be as follows:

        9/1/96 - 8/31/97   $20/sf   3,484 sf   $5,806.67/mo.  $69,680 annual

     5. Landlord will provide Tenant with $7,839 allowance ("Allowance"). This Allowance shall be used for Tenant move-in and Tenant improvements. All Tenant improvements shall be approved by Landlord. Any unused portion of this Allowance will be paid to Tenant upon Tenant move in.

     6. The Expansion Space shall not be subject to any operating expense pass-through during the term of this Amendment to Lease.

     7. The Tenant understands and hereby agrees that Landlord is not responsible for payment of any commission to any real estate broker or agent in connection with this Amendment to Lease Agreement and the Lease Expansion.


                                         Initials  [illegible]               1

     8.

     9. All other terms and conditions of the Agreement shall apply to the Expansion Space.

    10. Tenant has the option of extending the Amendment to Lease Agreement for a period of one year at a rate of 5% above the rental rate for Expansion Space as shown in Item 4 of this Amendment by giving six months written notice.


    IN WITNESS WHEREOF, the parties have executed this Amendment on the 21st day of September, 1996.


TENANT                                    LANDLORD

SBS ENGINEERING, INC.                     PARS SORRENTO VALLEY SCIENCE
                                          PARK I LLC

By:   [illegible]                         By:   [illegible]
   ---------------------------               ---------------------------
Its:  VICE PRESIDENT                      Its:  MANAGER LLC
    --------------------------                --------------------------
     FINANCE & ADMINISTRATION


                                         Initials  [illegible]               2

[Floorplan]


The Usable Square Feet of the Premises has been established using the current Building Owners and Managers Association international ANSI 2 65.1 method of measurement. Copyright 1990 (the "BOMA" Method). The Rentable Square Feet of the Premises has been established using a Building efficiency factor of Eighty-Five Percent (85%). The indicated square footage is approximate and is not the governing factor in monetary consideration of the lease.



NOTES
-----

1. AREA CALCULATIONS INDICATE "RENTABLE" A AS PER "BOMA" STANDARDS.

2. ALL FIXTURES INDICATED ARE BUILT-IN.

3. ALL FLOOR COVERINGS ARE CARPET (UNLESS NOTED).

4. ALL EXTERIOR WINDOWS ARE FURNISHED WITH BLINDS.

    AREA CALCULATION
    ----------------

    SUITE 300    3184.41 SQ. FT.



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